SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): June 27, 2002

Emerson Electric Co.
(Exact Name of Registrant as Specified in Charter)

Missouri	1–278	43–0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8000 West Florissant Avenue St. Louis, Missouri		63136
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (314) 553–2000

Item 9.     Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders - 13 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	May ’01	Jun. ’01	Jul. ’01	Aug. ’01	Sep. ’01

Industrial Automation	-10-5	-10-5	-15-10	-15-10	-15-10
HVAC	-5-0	-10-5	-15-10	-20-15	-15-10
Electronics and Telecom	->20	->20	->30	->30	->30
Appliance and Tools	-10-5	-5	-10-5	-5	-10-5
Process Control	+10-15	+15-20	+15-20	+15-20	+5-10
Total Emerson	-10-5	-15-10	-20-15	-20-15	-20-15

	Oct. ’01	Nov. ’01	Dec. ’01	Jan. ’02	Feb. ‘02

Industrial Automation	-10	-15-10	-20-15	-20-15	-20
HVAC	-10-5	-15-10	-20-15	-15-10	-5-0
Electronics and Telecom	->30	->30	->30	->30	->30
Appliance and Tools	-10-5	-10-5	-10-5	-5-0	-5-0
Process Control	+5-10	+0-5	+5-10	+0-5	-5-0
Total Emerson	-15	-20-15	-20-15	-20-15	-15-10

	Mar. ’02	Apr. ’02	May ’02

Industrial Automation	-20-15	-15-10	-15-10
HVAC	-5-0	0-5	+5-10
Electronics and Telecom	-25-20	-15-10	-10-5
Appliance and Tools	Flat	Flat	Flat
Process Control	-5	-5-0	-5-0
Total Emerson	-10-5	-5	-5-0

May ‘02 Order Comments:

May orders continue to recover which should support sequential improvement in quarterly results. The pace of the recovery continues to be gradual.

Industrial Automation orders reflect restrained but stable spending in the North American and European industrial goods markets.

HVAC orders reflect the recent upturn in U.S. residential air conditioning orders.

Electronics and Telecom orders reflect the broad weakness in the computing and telecom equipment markets with some improvement in the OEM business. Year–over–year comparisons have also become easier.

Appliance and Tools orders reflect strength in storage solutions offset by soft demand in tools.

2

Process orders continue to reflect lower short–cycle maintenance and repair activity due to a slowdown in capital spending. Orders for systems continue to increase, and new project award activity, yet to be included in orders, has been strong.

3

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)
Date: June 27, 2002	By:	s/W. J. Galvin
W. J. Galvin Executive Vice President and Chief Financial Officer